Exhibit 3.20
Certificate of
Limited Partnership
Pursuant to
Article 6132a-1
1. Name of Limited Partnership
The name of the limited partnership is as set forth below:
     MOBILE STORAGE GROUP (TEXAS), L.P.
2. Principal Office
The address of the principal office in the United States where records of the partnership are to be kept or made available is set forth below:
Address:	7590 NORTH GLENOAKS BOULEVARD

City	State	Zip Code	Country
BURBANK	CA	91504	USA
3. Registered Agent and Registered Office
☐           A. The initial registered agent is a corporation by the name set forth below:
OR
☑           B. The initial registered agent is an individual resident of the state whose name is set forth below:
First Name                               Last Name
          ROBERT                                     DUVEN
C. The business address of the registered agent and the registered office address is:

Street Address	City		Zip Code
2900 EAST AIRPORT WAY	IRVING	TX	75062
4. General Partner Information
The name, mailing address, and the street address of the business or residence of each general partner is as follows:
General Partner
Legal Entity: The general partner is a legal entity named:
                MOBILE STORAGE GROUP, INC.

MAILING ADDRESS OF GENERAL PARTNER 1
Mailing Address	City	State	Zip Code
P.O. BOX 10999	BURBANK	CA	91510-0999

STREET MAILING ADDRESS OF GENERAL PARTNER 1
Street Address	City	State	Zip Code
7590 NORTH GLENOAKS BLVD.	BURBANK	CA	91504
Effective Date of Filing
☑ A. This document will become effective when the document is filed by the secretary of state.
OR
☐ B. This document will become effective at a later date, which is not more than ninety (90) days from the date of its filing by the secretary of state. The delayed effective date is
____________________.
Execution
The undersigned sign this document subject to the penalties imposed by law for the submission of a false or fraudulent document.
Name
    MOBILE STORAGE GROUP, INC.

By:	/s/ Ronald F. Valenta
RONALD F. VALENTA, PRESIDENT AND CHIEF EXECUTIVE OFFICER

Signature of General Partner 1